nCino Reports Third Quarter Fiscal 2021 Financial Results
WILMINGTON, NC – December 9, 2020 – nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for the third quarter of fiscal year 2021, ended October 31, 2020.
“We are very pleased with nCino’s third quarter performance as we again exceeded expectations while successfully rolling out numerous product updates across the nCino Bank Operating System®,” said Pierre Naudé, CEO of nCino. “We continue to see strong global demand for our platform from financial institutions of all sizes, with several significant deal signings in the third quarter, along with numerous go-lives in the U.S. and international markets. With the pandemic further accelerating the demand for digital transformation of financial institutions, our pipeline continues to grow and we are raising our full year guidance. We are excited about the increasing adoption of our cloud-based software across the global financial services industry to meet this demand.”
Financial Highlights
•Revenues: Total revenues for the third quarter were $54.2 million, a 43% increase from $37.9 million in the third quarter of fiscal 2020. Subscription revenues for the third quarter were $43.3 million, up from $27.7 million one year ago, an increase of 56% year- over- year.
•Loss from Operations: GAAP loss from operations was ($8.8) million compared to ($6.7) million in the third quarter of fiscal 2020. Non-GAAP operating loss was ($2.7) million compared to ($4.9) million in the third quarter of fiscal 2020.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino was ($9.1) million compared to ($6.0) million in the third quarter of fiscal 2020. Non-GAAP net loss attributable to nCino was ($3.0) million compared to ($4.2) million in the third quarter of fiscal 2020.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino was ($0.10) per share compared to ($0.08) per share in the third quarter of fiscal 2020. Non-GAAP net loss attributable to nCino was ($0.03) per share compared to ($0.05) per share in the third quarter of fiscal 2020.
•Cash: Cash and cash equivalents were $378.6 million as of October 31, 2020.
Business Highlights
•Signed the $398 billion U.K. subsidiary of a global bank and a challenger bank in APAC for our nCino IQ, or nIQ, Automated Spreading solution.
•Added an over $50 billion bank in the U.S. for our Online Lending solution to improve their client experience.
•Signed a new customer in the agricultural lending space, a niche market in the U.S. with $365 billion in assets, and announced that another agricultural lender, Texas Farm Credit (TFC), went live on our Commercial Banking, Customer Portal and Online Application solutions.
•Took a top ten Canadian credit union and a top-six Canadian bank live on our Commercial Banking solution.
•Sold additional seats to 15 U.S. financial institutions to manage the Forgiveness portion of the Paycheck Protection Program (PPP).
•Launched the Fall 2020 product release with updates and enhancements across the nCino Bank Operating System, including the integration of nIQ.

Financial Outlook
nCino is providing guidance for its fiscal fourth quarter ending January 31, 2021 as follows:
•Total revenues between $53 million and $53.5 million.
•Non-GAAP operating loss between ($8.0) million and ($8.5) million.
•Non-GAAP net loss attributable to nCino per share of ($0.08) to ($0.09).
nCino is providing guidance for its fiscal year 2021 ending January 31, 2021 as follows:
•Total revenues between $200.7 million and $201.2 million.
•Non-GAAP operating loss between ($14.7) million and ($15.2) million.
•Non-GAAP net loss attributable to nCino per share of ($0.16) to ($0.17).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook with the investment community. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single digital platform enhances the employee and client experience to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino works with more than 1,200 financial institutions globally, whose assets range in size from $30 million to more than $2 trillion. For more information, visit: www.ncino.com.
Forward-Looking Statements
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, and guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to: (i) risks associated with the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iii) the accuracy of management’s assumptions and estimates; (iv) our ability to attract new customers and succeed in having current customers expand their use of our solutions; (v) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vi) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (vii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (viii) our ability to manage our growth effectively including expanding outside of the United States; (ix) adverse changes in our relationship with Salesforce; (x) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xi) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiii) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xiv) adverse changes in the financial services industry, including as a result of customer consolidation; (xv) adverse changes in economic, regulatory, or market conditions; and (xvi) threatened or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2020	October 31, 2020
Assets
Current Assets
Cash and cash equivalents	$91,184	$378,584
Accounts receivable, net	34,205	25,350
Accounts receivable, related parties	9,201	—
Costs capitalized to obtain revenue contracts, current portion, net	3,608	4,019
Prepaid expenses and other current assets	7,079	9,571
Total current assets	145,277	417,524
Property and equipment, net	13,477	14,307
Costs capitalized to obtain revenue contracts, noncurrent, net	7,000	7,608
Goodwill	55,840	56,298
Intangible assets, net	26,093	23,790
Other long-term assets	2,464	869
Total assets	$250,151	$520,396
Liabilities, Redeemable Non-Controlling Interest, and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,258	$2,354
Accounts payable, related parties	3,408	4,100
Accrued commissions	7,862	5,237
Other accrued expenses	4,922	5,527
Deferred rent, current portion	183	204
Deferred revenue, current portion	50,929	68,634
Deferred revenue, current portion, related parties	8,013	—
Total current liabilities	76,575	86,056
Deferred income taxes, noncurrent	194	290
Deferred rent, noncurrent	1,558	1,426
Deferred revenue, noncurrent	—	1,741
Other long-term liabilities	195	—
Total liabilities	78,522	89,513
Commitments and Contingencies
Redeemable non-controlling interest	4,356	4,166
Stockholders’ Equity
Common stock	41	46
Additional paid-in capital	288,564	575,529
Accumulated other comprehensive (loss) income	(408)	201
Accumulated deficit	(120,924)	(149,059)
Total stockholders’ equity	167,273	426,717
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$250,151	$520,396

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2020	2019	2020
Revenues
Subscription	$27,673	$43,279	$71,815	$117,461
Professional services	10,189	10,950	27,861	30,245
Total revenues	37,862	54,229	99,676	147,706
Cost of Revenues
Subscription[1]	8,243	12,380	21,828	34,399
Professional services[1]	8,646	10,134	23,869	29,568
Total cost of revenues	16,889	22,514	45,697	63,967
Gross profit	20,973	31,715	53,979	83,739
Gross Margin %	55%	58%	54%	57%
Operating Expenses
Sales and marketing[1]	12,602	14,175	31,070	42,027
Research and development[1]	9,534	15,077	25,172	41,334
General and administrative[1]	5,557	11,251	15,896	29,130
Total operating expenses	27,693	40,503	72,138	112,491
Loss from operations	(6,720)	(8,788)	(18,159)	(28,752)
Non-operating Income (Expense)
Interest income	99	78	682	289
Other	690	(260)	(37)	337
Loss before income tax expense	(5,931)	(8,970)	(17,514)	(28,126)
Income tax expense	158	309	496	709
Net loss	(6,089)	(9,279)	(18,010)	(28,835)
Net loss attributable to redeemable non-controlling interest	(60)	(292)	(60)	(700)
Adjustment attributable to redeemable non-controlling interest	—	76	—	343
Net loss attributable to nCino, Inc.	$(6,029)	$(9,063)	$(17,950)	$(28,478)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.08)	$(0.10)	$(0.23)	$(0.33)
Weighted average number of common shares outstanding:
Basic and diluted	79,382,419	91,600,203	77,277,039	85,962,141
1Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2020	2019	2020
Cost of subscription revenues	$71	$135	$208	$438
Cost of professional services revenues	315	810	938	3,358
Sales and marketing	339	1,157	946	4,818
Research and development	315	1,066	926	4,406
General and administrative	41	2,125	1,664	6,593
Total stock-based compensation expense	$1,081	$5,293	$4,682	$19,613

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended October 31,
	2019	2020
Cash Flows from Operating Activities
Net loss attributable to nCino, Inc.	$(17,950)	$(28,478)
Net loss and adjustment attributable to redeemable non-controlling interest	(60)	(357)
Net loss	(18,010)	(28,835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,894	5,425
Amortization of costs capitalized to obtain revenue contracts	2,351	3,521
Stock-based compensation	4,682	19,613
Deferred income taxes	119	96
Provision for (recovery of) bad debt	(105)	342
Change in operating assets and liabilities:
Accounts receivable	4,716	8,535
Accounts receivable, related parties	4,318	9,201
Costs capitalized to obtain revenue contracts	(2,416)	(4,531)
Prepaid expenses and other assets	104	(2,652)
Accounts payable and accrued expenses and other liabilities	(2,196)	(1,551)
Accounts payable, related parties	546	692
Deferred rent	1,074	(109)
Deferred revenue	9,768	19,413
Deferred revenue, related parties	(5,675)	(8,013)
Net cash provided by operating activities	2,170	21,147
Cash Flows from Investing Activities
Acquisition of business, net of cash acquired	(52,267)	—
Purchases of property and equipment	(3,374)	(3,755)
Net cash used in investing activities	(55,641)	(3,755)
Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	268,375
Payments of costs related to initial public offering	—	(2,524)
Investment from redeemable non-controlling interest	4,513	—
Proceeds from stock issuance	80,000	—
Stock issuance costs	(52)	—
Payments of deferred costs	(44)	—
Exercise of stock options	740	3,859
Net cash provided by financing activities	85,157	269,710
Effect of foreign currency exchange rate changes on cash and cash equivalents	(84)	298
Net increase in cash and cash equivalents	31,602	287,400
Cash and Cash Equivalents, beginning of period	74,347	91,184
Cash and Cash Equivalents, end of period	$105,949	$378,584

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2020	2019	2020
GAAP total revenues	$37,862	$54,229	$99,676	$147,706

GAAP cost of subscription revenues	$8,243	$12,380	$21,828	$34,399
Amortization expense - developed technology	(259)	(386)	(319)	(1,133)
Stock-based compensation	(71)	(135)	(208)	(438)
Non-GAAP cost of subscription revenues	$7,913	$11,859	$21,301	$32,828

GAAP cost of professional services revenues	$8,646	$10,134	$23,869	$29,568
Stock-based compensation	(315)	(810)	(938)	(3,358)
Non-GAAP cost of professional services revenues	$8,331	$9,324	$22,931	$26,210

GAAP gross profit	$20,973	$31,715	$53,979	$83,739
Amortization expense - developed technology	259	386	319	1,133
Stock-based compensation	386	945	1,146	3,796
Non-GAAP gross profit	$21,618	$33,046	$55,444	$88,668
Non-GAAP gross margin %	57%	61%	56%	60%

GAAP sales & marketing expense	$12,602	$14,175	$31,070	$42,027
Amortization expense - customer relationships	(415)	(417)	(520)	(1,252)
Stock-based compensation	(339)	(1,157)	(946)	(4,818)
Non-GAAP sales & marketing expense	$11,848	$12,601	$29,604	$35,957

GAAP research & development expense	$9,534	$15,077	$25,172	$41,334
Stock-based compensation	(315)	(1,066)	(926)	(4,406)
Non-GAAP research & development expense	$9,219	$14,011	$24,246	$36,928

GAAP general & administrative expense	$5,557	$11,251	$15,896	$29,130
Amortization expense - trademarks	(52)	—	(64)	(10)
Stock-based compensation	(41)	(2,125)	(1,664)	(6,593)
Non-GAAP general & administrative expense	$5,464	$9,126	$14,168	$22,527

GAAP loss from operations	$(6,720)	$(8,788)	$(18,159)	$(28,752)
Amortization expense - developed technology	259	386	319	1,133
Amortization expense - customer relationships	415	417	520	1,252
Amortization expense - trademarks	52	—	64	10
Stock-based compensation	1,081	5,293	4,682	19,613
Non-GAAP operating loss	$(4,913)	$(2,692)	$(12,574)	$(6,744)
Non-GAAP operating margin	(13)%	(5)%	(13)%	(5)%

GAAP net loss attributable to nCino	$(6,029)	$(9,063)	$(17,950)	$(28,478)
Amortization expense - developed technology	259	386	319	1,133
Amortization expense - customer relationships	415	417	520	1,252
Amortization expense - trademarks	52	—	64	10
Stock-based compensation	1,081	5,293	4,682	19,613
Non-GAAP net loss attributable to nCino	$(4,222)	$(2,967)	$(12,365)	$(6,470)

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2020	2019	2020
Weighted-average shares used to compute net loss per share, basic and diluted	79,382,419	91,600,203	77,277,039	85,962,141

GAAP net loss attributable to nCino per share	$(0.08)	$(0.10)	$(0.23)	$(0.33)
Non-GAAP net loss attributable to nCino per share	$(0.05)	$(0.03)	$(0.16)	$(0.08)

Free cash flow
Net cash provided by (used in) operating activities	$(8,537)	$(10,759)	$2,170	$21,147
Purchases of property and equipment	(750)	(819)	(3,374)	(3,755)
Free cash flow	$(9,287)	$(11,578)	$(1,204)	$17,392
CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com

MEDIA CONTACTS
Claire Sandstrom	Natalia Moose, nCino
+1 646.520.0710	+1 910.248.4602
csandstrom@mww.com	natalia.moose@ncino.com